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                                                                   EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-30967 and Form S-8 No. 333-29845), of our report dated August 22, 1997, with respect to the consolidated financial statements and schedule of Summit Care Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


Los Angeles, California
September 23, 1997